UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2010 (July 23, 2009)

WES CONSULTING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	333-141022	59-3581576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2745 Bankers Industrial Drive Atlanta, GA 30360
(Address of Principal Executive Office) (Zip Code)

(770) 246-6400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K/A (“Form 8-K/A”) is filed as an amendment to the Current Report on Form 8-K originally filed by the registrant with the Securities and Exchange Commission on August 12, 2009 (the “Original Form 8-K”) and amended on August 5, 2010 (“First Amendment”).  This Form 8-K/A adds additional disclosures under Item 1.01 and adds additional disclosures under Item 5.02.  All of the other Items in the Original Form 8-K and First Amendment remain the same and are hereby incorporated by reference into this Form 8-K/A.

Item 1.01   Entry into a Material Definitive Agreement.

On July 24, 2009, WES Consulting, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Belmont Partners, LLC (“Belmont”), Sanford H. Barber (“Mr. Barber”), and Carol B. Barber (“Mrs. Barber” and together with Mr. Barber, the “Sellers”) pursuant to which the Sellers sold, and Belmont acquired, nine hundred seventy-two thousand (972,000) shares  (the “Shares”) of the Company’s common stock for a purchase price of $175,000.  318,000 of the Shares (the “Other Shares”) were not, however, owned by the Sellers, but were owned by William Snell (300,000 of the Shares), Allison Snell (6,000 of the Shares), Thomas Burress (6,000 of the Shares), and Kathryn Burress (6,000 of the Shares) (collectively, the “Other Holders”).  The Other Holders delivered stock certificates representing the Other Shares to the Sellers, who then delivered such certificates along with stock certificates representing the balance of the Shares to Belmont under the Purchase Agreement.  The Other Holders received consideration for the Other Shares from Belmont through the Sellers and had knowledge of, and consented to, the delivery of the certificates representing the Other Shares to Belmont in connection with the sale of the Shares.  The Purchase Agreement required that Belmont deliver to the Sellers 20% of Belmont’s post-transaction position in the Company.  The transaction closed on August 11, 2009.   Following the transaction, Belmont controls approximately 80.66% of the Company’s outstanding capital stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 23, 2009, Joseph Meuse was appointed to the Board of Directors as well as President and Secretary of the Company.

On the same date, Sanford Barber and Carol Barber resigned from all positions held in the Company.  On August 5, 2009, Thomas Burress, William Snell, and Allison Snell resigned from all positions held in the Company.

Set forth below is certain biographical information regarding the New Director and Officer:

Appointment of Joseph Meuse:  Director, President and Secretary of the Company.

Joseph Meuse, age 39, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and was previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board Member of numerous public companies.  Mr. Meuse attended the College of William and Mary.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1
Common Stock Purchase Agreement between Belmont Partners, LLC, Sanford H. Barber, Carol B. Barber, and WES Consulting, Inc., dated July 24, 2009 (Filed on August 5, 2010 as an exhibit to our Current Report on Form 8-K/A, and incorporated herein by reference.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc.
(Registrant)

Date:	November 12, 2010	/s/ Louis Friedman
Signature

Chief Executive Officer
Title